Contacts:	Wyeth: Media Contacts: Sal Foti Wyeth Pharmaceuticals (484) 865-3490 Douglas Petkus Wyeth (484) 865-5140 Investor Contact: Justin Victoria Wyeth (973) 660-5340
Progenics Pharmaceuticals, Inc.:

Investor Contacts:
Richard W. Krawiec, Ph.D.
Corporate Affairs
(914) 789-2814
rkrawiec@progenics.com

Dory A. Lombardo
Corporate Affairs
(914) 789-2818
dlombardo@progenics.com

Media Contacts:
Aline Schimmel
WeissComm Partners
(312) 284-4706

WYETH AND PROGENICS RECEIVE APPROVAL FROM EUROPEAN
COMMISSION FOR RELISTOR FOR OPIOID-INDUCED CONSTIPATION
 IN ADVANCED ILLNESS PATIENTS

Collegeville, Pa., and Tarrytown, N.Y., July 3, 2008 – Wyeth Pharmaceuticals, a division of Wyeth (NYSE: WYE), and Progenics Pharmaceuticals, Inc. (Nasdaq: PGNX), today announced that the companies have received marketing approval for RELISTOR™ (methylnaltrexone bromide) subcutaneous injection from the European Commission. RELISTOR is now approved in the 27 member states of the European Union as well as Iceland, Norway, and Liechtenstein for the treatment of opioid-induced constipation (OIC) in advanced illness patients who are receiving palliative care when response to usual laxative therapy has not been sufficient. RELISTOR is the first approved treatment for OIC in the European Union.

“The approval of RELISTOR by the European Commission is another major milestone for this innovative therapy, the first medicine approved for the treatment of opioid-induced constipation in advanced illness patients,” says Paul J. Maddon, M.D., Ph.D., Founder, Chief Executive Officer and Chief Science Officer of Progenics. “Approval in Europe significantly extends the availability of RELISTOR for advanced illness patients receiving palliative care who experience opioid-induced constipation, a potentially debilitating side effect of opioid therapy.”

Joseph M. Mahady, President, Wyeth Pharmaceuticals, says:  “We are proud to be able to offer this new innovation to physicians and health care providers caring for palliative care patients with advanced illness. We are pleased to have received regulatory approvals for RELISTOR from Canada, the United States, and Europe in quick succession, as they represent significantly developed markets for opioid use in palliative care patients.”

Commercial launch of RELISTOR in Europe will be rolled out on a country-by-country basis, with the first launch anticipated to occur later this month.

  RELISTOR, administered via subcutaneous injection, is a peripherally acting mu-opioid receptor antagonist that decreases the constipating effects of opioid pain medications in the gastrointestinal tract without affecting their ability to relieve pain. Each year, more than 1.5 million Americans receive palliative care due to an advanced illness, such as incurable cancer and other end-stage diseases. Similar figures are not available for Europe as a whole.

About Subcutaneous RELISTOR

On April 24, 2008, the United States Food and Drug Administration approved RELISTOR subcutaneous injection for the treatment of OIC in patients with advanced illness who are receiving palliative care, when response to laxative therapy has not been sufficient. The use of RELISTOR beyond four months has not been studied. RELISTOR was made available in the United States on June 2, 2008. On March 28, 2008, this form of RELISTOR was approved by Health Canada and was launched on May 27, 2008. A marketing application for subcutaneous RELISTOR was submitted to the Australian Therapeutic Goods Administration in August 2007 and is under review.  Other applications in additional countries are also pending.

Important Safety Information for Subcutaneous RELISTOR

•	RELISTOR is contraindicated in patients with known or suspected mechanical gastrointestinal obstruction.
•	If severe or persistent diarrhea occurs during treatment, advise patients to discontinue therapy with RELISTOR and consult their physician.
•	Use of RELISTOR has not been studied in patients with peritoneal catheters.
•	The most common adverse reactions reported with RELISTOR in clinical trials were abdominal pain, flatulence, and nausea.
•	Full RELISTOR Prescribing Information for the U.S. is available at www.relistor.com.

About the Collaboration

In December 2005, Wyeth and Progenics Pharmaceuticals entered into an exclusive, worldwide agreement for the joint development and commercialization of methylnaltrexone.

(PGNX-G)

About the Companies

Wyeth Pharmaceuticals, a division of Wyeth, has leading products in the areas of women’s health care, infectious disease, gastrointestinal health, central nervous system, inflammation, transplantation, hemophilia, oncology, vaccines and nutritional products.  Wyeth is one of the world’s largest research-driven pharmaceutical and health care products companies.  It is a leader in the discovery, development, manufacturing and marketing of pharmaceuticals, vaccines, biotechnology products, nutritionals and non-prescription medicines that improve the quality of life for people worldwide.  The Company’s major divisions include Wyeth Pharmaceuticals, Wyeth Consumer Healthcare and Fort Dodge Animal Health.

WYETH DISCLOSURE NOTICE: The statements in this press release that are not historical facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. In particular, there can be no assurance that RELISTOR will be commercially successful or that RELISTOR will be approved in the future in other formulations or indications and/or in other countries.  Other risks and uncertainties that could cause actual results to differ materially from those expressed or implied by forward-looking statements include, without limitation, the inherent uncertainty of the timing and success of, and expense associated with, research, development, regulatory approval and commercialization of our products and pipeline products; government cost-containment initiatives; restrictions on third-party payments for our products; substantial competition in our industry, including from branded and generic products; emerging data on our products and pipeline products; the importance of strong performance from our principal products and our anticipated new product introductions; the highly regulated nature of our business; product liability, intellectual property and other litigation risks and environmental liabilities; uncertainty regarding our intellectual property rights and those of others; difficulties associated with, and regulatory compliance with respect to, manufacturing of our products; risks associated with our strategic relationships; economic conditions including interest and currency exchange rate fluctuations; changes in generally accepted accounting principles; trade buying patterns; the impact of legislation and regulatory compliance; risks and uncertainties associated with global operations and sales; and other risks and uncertainties, including those detailed from time to time in our periodic reports filed with the Securities and Exchange Commission, including our current reports on Form 8-K, quarterly reports on Form 10-Q and annual report on Form 10-K, particularly the discussion under the caption “Item 1A, RISK FACTORS” in our Annual Report on Form 10-K for the year ended December 31, 2007, which was filed with the Securities and Exchange Commission on February 29, 2008.  The forward-looking statements in this press release are qualified by these risk factors. We assume no obligation to publicly update any forward-looking statements, whether as a result of new information, future developments or otherwise.

Progenics Pharmaceuticals, Inc., of Tarrytown, NY, is a biopharmaceutical company focusing on the development and commercialization of innovative therapeutic products to treat the unmet medical needs of patients with debilitating conditions and life-threatening diseases. Principal programs are directed toward gastroenterology, virology - including human immunodeficiency virus (HIV) and hepatitis C virus (HCV) infections - and oncology. Progenics, in collaboration with Wyeth, is developing RELISTOR (methylnaltrexone bromide) for the treatment of opioid-induced side effects. The subcutaneous form of RELISTOR is approved for use in the U.S., Canada and European Union member states as well as in Iceland, Norway, and Liechtenstein. Applications are pending related to the potential marketing of RELISTOR in Australia and other countries. In the area of virology, Progenics is developing the HIV entry inhibitor PRO 140, a humanized monoclonal antibody targeting the entry co-receptor CCR5, which has completed phase 1b clinical studies with positive results. PRO 140 is currently in phase 2 clinical testing. Pre-clinical programs for the development of novel HCV entry inhibitors are also underway. In the area of oncology, the Company is developing a human monoclonal antibody-drug conjugate (ADC) for the treatment of prostate cancer - a selectively targeted cytotoxic antibody directed against prostate-specific membrane antigen (PSMA). PSMA is a protein found on the surface of prostate cancer cells as well as in blood vessels supplying other solid tumors. Progenics is also developing vaccines designed to treat prostate cancer by stimulating an immune response to PSMA.

PROGENICS DISCLOSURE NOTICE: The information contained in this document is current as of July 3, 2008. This press release contains forward-looking statements. Any statements contained herein that are not statements of historical fact may be forward-looking statements. When the Company uses the words “anticipates,” “plans,” “expects” and similar expressions, it is identifying forward-looking statements. Such forward-looking statements involve risks and uncertainties which may cause the Company’s actual results, performance or achievements to be materially different from those expressed or implied by forward-looking statements. Such factors include, among others, the uncertainties associated with product development, the risk that clinical trials will not commence or proceed as planned, the risks and uncertainties associated with dependence upon the actions of our corporate, academic and other collaborators and of government regulatory agencies, the risk that our licenses to intellectual property may be terminated because of our failure to have satisfied performance milestones, the risk that products that appear promising in early clinical trials do not demonstrate efficacy in larger-scale clinical trials, the risk that we may not be able to manufacture commercial quantities of our products, the uncertainty of future profitability and other factors set forth more fully in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007, and other reports filed with the Securities and Exchange Commission, to which investors are referred for further information. In particular, the Company cannot assure you that any of its programs will result in a commercial product. Progenics does not have a policy of updating or revising forward-looking statements and assumes no obligation to update any forward-looking statements contained in this document as a result of new information or future events or developments. Thus, it should not be assumed that the Company’s silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements.

Editor’s Note:
Additional information on Wyeth is available at http://www.wyeth.com
Additional information on Progenics is available at http://www.progenics.com